Exhibit 99.1

WELLPOINT, INC.

LETTER OF TRANSMITTAL

For Tender of All Outstanding

3.750% Notes due 2007

in Exchange for

3.750% Notes due 2007

That Have Been Registered Under the Securities Act of 1933

and

4.250% Notes due 2009

in Exchange for

4.250% Notes due 2009

That Have Been Registered Under the Securities Act of 1933

and

5.000% Notes due 2014

in Exchange for

5.000% Notes due 2014

That Have Been Registered Under the Securities Act of 1933

and

5.950% Notes due 2034

in Exchange for

5.950% Notes due 2034

That Have Been Registered Under the Securities Act of 1933

Pursuant to the Prospectus Dated March 28, 2005

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON MAY 6, 2005, UNLESS THE EXCHANGE OFFER IS EXTENDED.

To:

The Bank of New York Trust Company, N.A. (The “Exchange Agent”)

By Mail/Hand/Overnight Delivery:

The Bank of New York Trust Company, N.A.
c/o The Bank of New York Corporate Trust Department Reorganization Unit
101 Barclay Street - 7 East
New York, NY 10286
Attn: Mrs. Carolle Montreuil

For Assistance Call:
(212) 815-5920
Fax Number: (212) 298-1915

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

The undersigned acknowledges receipt of the Prospectus dated March 28, 2005 (the “Prospectus”) of Wellpoint, Inc., an Indiana corporation (the “Company”), and this Letter of Transmittal (the “Letter of Transmittal”), which together constitute the Company’s offer (the “Exchange Offer”) to exchange $2,000 principal amount of its 3.750% Notes due 2007, 4.250% Notes due 2009, 5.000% Notes due 2014, and 5.950% Notes due 2034 (the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement of which the Prospectus is a part, for each $2,000 in principal amount of its outstanding 3.750% Notes due 2007, 4.250% Notes due 2009, 5.000% Notes due 2014, and 5.950% Notes due 2034 (the “Existing Notes”), upon the terms and conditions set forth in the Prospectus. The term “Expiration Date” shall mean 5:00 p.m., Eastern Standard time, on May 6, 2005, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term shall mean the latest date and time to which the Exchange Offer is extended by the Company.

The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action he or she desires to take with respect to the Exchange Offer.

All holders of Existing Notes who wish to tender their Existing Notes must, prior to the Expiration Date: (1) complete, sign, date and deliver this Letter of Transmittal, or a facsimile thereof, to the Exchange Agent, in person or to the address set forth above, unless an Agent’s Message is transmitted in lieu thereof; and (2) tender his or her Existing Notes or, if a tender of Existing Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company (the “Book-Entry Transfer Facility”), confirm such book-entry transfer (a “Book-Entry Confirmation”), in each case in accordance with the procedures for tendering described in the Instructions to this Letter of Transmittal. Holders of Existing Notes whose certificates are not immediately available, or who are unable to deliver their certificates or Book-Entry Confirmation and all other documents required by this Letter of Transmittal to be delivered to the Exchange Agent on or prior to the Expiration Date, must tender their Existing Notes according to the guaranteed delivery procedures set forth under the caption “The Exchange Offer-How to use the guaranteed delivery procedures if you will not have enough time to send all documents to us” in the Prospectus. (See Instruction 1).

Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Existing Notes validly tendered and not withdrawn and the issuance of the New Notes will be made promptly following the Expiration Date. For the purposes of the Exchange Offer, the Company shall be deemed to have accepted for exchange validly tendered Existing Notes when, as and if the Company has given written notice thereof to the Exchange Agent. The instructions included with this Letter of Transmittal must be followed in their entirety. Questions and requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent, at the address listed above, or to Michael C. Wyatt, Executive Counsel, Wellpoint, Inc., 120 Monument Circle, Indianapolis, Indiana 46204, tel: (317) 488-6000.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL, AND THE PROSPECTUS CAREFULLY BEFORE CHECKING ANY BOX BELOW.

HOLDERS WHO WISH TO ACCEPT THE EXCHANGE OFFER AND TENDER THEIR OUTSTANDING SECURITIES MUST COMPLETE THIS LETTER OF TRANSMITTAL IN ITS ENTIRETY AND COMPLY WITH ALL OF ITS TERMS, UNLESS AN AGENT’S MESSAGE IS TRANSMITTED IN LIEU HEREOF.

Capitalized terms used in this Letter of Transmittal and not defined herein shall have the respective meanings ascribed to them in the Prospectus. List in Box 1 below the Existing Notes of which you are the holder. If the space provided in Box 1 is inadequate, list the certificate numbers and principal amount of Existing Notes on a separate signed schedule and affix that schedule to this Letter of Transmittal.

BOX 1

DESCRIPTION OF 3.750% NOTES DUE 2007
Name(s) and Address(es) of Registered Holder(s)* (Please Fill in, if Blank)	(A) Certificate Number(s)*	Aggregate Principal Amount Tendered (if Less Than All)**

Total Principal Amount of Existing 3.750% Notes Tendered

DESCRIPTION OF 4.250% NOTES DUE 2009
Name(s) and Address(es) of Registered Holder(s)* (Please Fill in, if Blank)	(A) Certificate Number(s)*	Aggregate Principal Amount Tendered (if Less Than All)**

Total Principal Amount of Existing 4.250% Notes Tendered

DESCRIPTION OF 5.000% NOTES DUE 2014
Name(s) and Address(es) of Registered Holder(s)* (Please Fill in, if Blank)	(A) Certificate Number(s)*	Aggregate Principal Amount Tendered (if Less Than All)**

Total Principal Amount of Existing 5.000% Notes Tendered

DESCRIPTION OF 5.950% NOTES DUE 2034
Name(s) and Address(es) of Registered Holder(s)* (Please Fill in, if Blank)	(A) Certificate Number(s)*	Aggregate Principal Amount Tendered (if Less Than All)**

Total Principal Amount of Existing 5.950% Notes Tendered

*	Need not be completed by book-entry holders.

**	Need not be completed by Holders who wish to tender with respect to all Existing Notes listed. A Holder will be deemed to have tendered all of such Holders’ Existing Notes if no lesser amount is indicated. Existing Notes tendered hereby must be in denominations of principal amount of $2,000 and integral multiples thereof.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned tenders to the Company the principal amount of Existing Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Existing Notes tendered with this Letter of Transmittal, the undersigned exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Existing Notes tendered. The undersigned constitutes and appoints the Exchange Agent as his or her agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company and as trustee under the indenture governing the New Notes) with respect to the tendered Existing Notes, with full power of substitution, to: (a) deliver certificates for such Existing Notes; (b) deliver Existing Notes and all accompanying evidence of transfer and authenticity to or upon the order of the Company upon receipt by the Exchange Agent, as the undersigned’s agent, of the New Notes to which the undersigned is entitled upon the acceptance by the Company of the Existing Notes tendered under the Exchange Offer; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of the Existing Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

The undersigned hereby represents and warrants that he or she has full power and authority to tender, exchange, assign and transfer the Existing Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, assignment and transfer of the Existing Notes tendered. The undersigned agrees that acceptance of any tendered Existing Notes by the Company and the issuance of New Notes in exchange therefor shall constitute performance in full by the Company of its obligations under the Registration Rights Agreement (as defined in the Prospectus) and that, upon the issuance of the New Notes, the Company will have no further obligations or liabilities thereunder (except in certain limited circumstances). By tendering Existing Notes, the undersigned certifies (a) that it is not an “affiliate” of the Company within the meaning of the Securities Act (an “Affiliate”), that it is not a broker-dealer that owns Existing Notes acquired directly from the Company or an Affiliate, that it is acquiring the New Notes acquired directly from the Company or an Affiliate, that it is acquiring the New Notes offered hereby in the ordinary course of the undersigned’s business and that the undersigned has no arrangement with any person to participate in the distribution of such New Notes; (b) that it is an Affiliate of the Company or of any of the initial purchasers of the Existing Notes in the offering of the Existing Notes and that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it; or (c) that it is a broker-dealer and that it will deliver a prospectus in connection with any resale of the New Notes pursuant to Section 3(c) of the Registration Rights Agreement.

If the undersigned is a broker-dealer that will receive New Notes for its own account, it will deliver a prospectus in connection with any resale of such New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The Company may accept the undersigned’s tender by delivering written notice of acceptance to the Exchange Agent, at which time the undersigned’s right to withdraw such tender will terminate.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Tenders may be withdrawn only in connection with the procedures set forth in the Instructions contained in this Letter of Transmittal.

Unless otherwise indicated under “Special Delivery Instructions” below, the Exchange Agent will deliver New Notes (and, if applicable, a certificate for any Existing Notes not tendered but represented by a certificate also encompassing Existing Notes which are tendered) to the undersigned at the address set forth in Box 1.

The Exchange Offer is subject to the more detailed terms set forth in the Prospectus and, in case of any conflict between the terms of the Prospectus and this Letter of Transmittal, the Prospectus shall prevail.

☐	CHECK HERE IF TENDERED EXISTING NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF TENDERED EXISTING NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if available):

Name of Institution which Guaranteed Delivery:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

BOX 2

PLEASE SIGN HERE WHETHER OR NOT EXISTING NOTES ARE BEING PHYSICALLY TENDERED HEREBY

This box must be signed by registered holder(s) of Existing Notes as their name(s) appear(s) on certificate(s) for Existing Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must (i) set forth his or her full title below and (ii) unless waived by the Company, submit evidence satisfactory to the Company of such person’s authority so to act. (See Instruction 3).

X

X

(Signature(s) of Owner(s) or Authorized Signatory)

Date:                                                  , 2005

Name(s)

(Please Print)

Capacity:

Address:

(Include Zip Code)

Area Code and Telephone No.:

PLEASE COMPLETE THE SIGNATURE GUARANTEE (SEE INSTRUCTION 3 BELOW) CERTAIN SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION

(Name of Eligible Institution Guaranteeing Signatures)

(Address (Including Zip Code) and

Telephone Number (Including Area Code) of Firm):

(Authorized Signature)

(Title)

(Print Name)

Date:                                                 , 2005

BOX 3

SPECIAL ISSUANCE INSTRUCTIONS

(SEE INSTRUCTIONS 3 AND 4)

To be completed ONLY if certificates for Existing Notes in a principal amount not exchanged, or New Notes, are to be issued in the name of someone other than the person whose signature appear in Box 2, or if Existing Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer facility other than the account indicated above.

Issue and deliver:

(Check appropriate boxes)

[    ] Existing Notes not tendered

[    ] New Notes, to:

(Please Print)

Name:

Address:

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. DELIVERY OF THIS LETTER OF TRANSMITTAL AND CERTIFICATES. Certificates for Existing Notes or a Book–Entry Confirmation, as the case may be, as well as a properly completed and duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at the address set forth herein on or before the Expiration Date. The method of delivery of this Letter of Transmittal, certifies for Existing Notes or a Book–Entry Confirmation, as the case may be, and any other required documents is at the election and risk of the tendering holder, but except as otherwise provided below, the delivery will be deemed made when actually received by the Exchange Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is suggested.

If tendered Existing Notes are registered in the name of the signer of the Letter of Transmittal and the New Notes to be issued in exchange therefor are to be issued (and any untendered Existing Notes are to be reissued) in the name of the registered holder, the signature of such signer need not be guaranteed. In any other case, the tendered Existing Notes must be endorsed or accompanied by written instruments or transfer in form satisfactory to the Company and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an “Eligible Institution”) that is a member of a recognized signature guarantee medallion program within the meaning of Rule l7Ad–15 under the Exchange Act. If the New Notes and/or Existing Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Existing Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

Any beneficial owner whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Existing Notes should contact such holder promptly and instruct such holder to tender Existing Notes on such beneficial owner’s behalf. If such beneficial owner wishes to tender such Existing Notes himself, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such Existing Notes, either make appropriate arrangements to register ownership of the Existing Notes in such beneficial owners name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

Holders whose Existing Notes are not immediately available or who cannot deliver their Existing Notes or a Book Entry Confirmation, as the case may be, and all other required documents to the Exchange Agent on or before the Expiration Date may tender their Existing Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus. Pursuant to such procedure: (i) tender must be made by or through an Eligible Institution; (ii) prior to the Expiration Date, the Exchange Agent must have received from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by telegram, telex, facsimile transmission, mail or hand delivery) (x) setting forth the name and address of the holder, the description of the Existing Notes and the principal amount of Existing Notes tendered, (y) stating that the tender is being made thereby and (z) guaranteeing that, within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, this Letter of Transmittal together with the certificates representing the Existing Notes or a Book Entry Confirmation, as the case may be, and any other documents required by this Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and (iii) the certificates for all tendered Existing Notes or a Book–Entry Confirmation, as the case may be, as well as all other documents required by this Letter of Transmittal, must be received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in the Prospectus under the caption “The Exchange Offer—How to tender your existing notes.” The method of delivery of Existing Notes and all other documents is at the election and risk of the holder. If sent by mail, it is recommended that registered mail, return receipt requested, be used, proper insurance be obtained, and the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent on or before the Expiration Date.

If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Existing Notes to reach the Exchange Agent before the Expiration Date, a tender may be effected if the Exchange Agent has received at its office listed on the front cover hereof on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the principal amount of the Existing Notes being tendered, the names in which the Existing Notes are registered and, if possible, the certificate numbers of the Existing Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Existing Notes, in proper form for transfer, will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Existing Notes being tendered by the above–described method (or a timely Book–Entry Confirmation) are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

A tender will be deemed to have been received as of the date when the tendering holder’s properly completed and duly signed Letter of Transmittal accompanied by the Existing Notes (or a timely Book-Entry Confirmation) is received by the Exchange Agent. Issuances of New Notes in exchange for Existing Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Existing Notes (or a timely Book–Entry Confirmation).

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Existing Notes will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which, in the opinion of the Company’s counsel, would be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Existing Notes. All tendering holders, by execution of this Letter of Transmittal, waive any right to receive notice of acceptance of their Existing Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

Neither the Company, the Exchange Agent nor any other person shall be obligated to give notice of defects or irregularities in any tender, nor shall any of them incur any liability for failure to give any such notice.

2. PARTIAL TENDERS; WITHDRAWALS. If less than the entire principal amount of any Existing Note evidenced by a submitted certificate or by a Book-Entry Confirmation is tendered, the tendering holder must fill in the principal amount tendered in the fourth column of Box 1 above. All of the Existing Notes represented by a certificate or by a Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. A certificate for Existing Notes not tendered will be sent to the holder, unless otherwise provided in Box 3, as soon as practicable after the Expiration Date, in the event that less than the entire principal amount of Existing Notes represented by a submitted certificate is tendered (or, in the case of Existing Notes tendered by book-entry transfer, such non-exchanged Existing Notes will be credited to an account maintained by the holder with the Book-Entry Transfer Facility).

If not yet accepted, a tender pursuant to the Exchange Offer may be withdrawn prior to the Expiration Date. To be effective with respect to the tender of Existing Notes, a notice of withdrawal must: (i) be received by the Exchange Agent before the Company notifies the Exchange Agent that it has accepted the tender of Existing Notes pursuant to the Exchange Offer; (ii) specify the name of the person who tendered the Existing Notes; (iii) contain a description of the Existing Notes to be withdrawn, the certificate numbers shown on the particular certificates evidencing such Existing Notes and the principal amount of Existing Notes represented by such certificates; and (iv) be signed by the holder in the same manner as the original signature on this Letter of Transmittal (including any required signature guarantee).

For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth in the back cover of the Prospectus prior to the Expiration Date. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Existing Notes to be withdrawn, the certificate members of Existing Notes to be withdrawn, the principal amount of Existing Notes to be withdrawn, a statement that such holder is withdrawing his election to have such Existing Notes exchanged, and the name of the registered holder of such Existing Notes, and must be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Existing Notes being withdrawn. The Exchange Agent will return the properly withdrawn Existing Notes promptly following receipt of notice of withdrawal. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company, and such determination will be final and binding on all parties.

3. SIGNATURES ON THIS LETTER OF TRANSMITTAL; ASSIGNMENTS; GUARANTEE OF SIGNATURES. If this Letter of Transmittal is signed by the holder(s) of Existing Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificate(s) for such Existing Notes, without alteration, enlargement or any change whatsoever.

If any of the Existing Notes tendered hereby are owned by two or more joint owners, all owners must sign this Letter of Transmittal. If any tendered Existing Notes are held in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are names in which certificates are held.

If this Letter of Transmittal is signed by the holder of record and (i) the entire principal amount of the holder’s Existing Notes are tendered; and/or (ii) untendered Existing Notes, if any, are to be issued to the holder of record, then the holder of record need not endorse any certificates for tendered Existing Notes, nor provide a separate bond power. In any other case, the holder of record must transmit a separate bond power with this Letter of Transmittal.

If this Letter of Transmittal or any certificate or assignment is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence satisfactory to the Company of their authority to so act must be submitted, unless waived by the Company.

Signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution, unless Existing Notes are tendered: (i) by a holder who has not completed the Box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter of Transmittal; or (ii) for the account of an Eligible Institution. In the event that the signatures in this Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an eligible guarantor institution which is a member of The Securities Transfer Agents Medallion Program (“STAMP”), The New York Stock Exchange Medallion Signature Program (“MSP”) or The Stock Exchanges Medallion Program (“SEMP”). If Existing Notes are registered in the name of a person other than the signer of this Letter of Transmittal, the Existing Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company, in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

4. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. Tendering holders should indicate, in Box 3, the name and address to which the New Notes or certificates for Existing Notes not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter of Transmittal. In the case of issuance in a different name, the tax identification number of the person named must also be indicated. Holders tendering Existing Notes by book-entry transfer may request that Existing Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate.

5. TRANSFER TAXES. The Company will pay all transfer taxes, if any, applicable to the transfer of Existing Notes to it or its order pursuant to the Exchange Offer. If, however, the New Notes or certificates for Existing Notes not exchanged are to be delivered to, or are to be issued in the name of, any person other than the record holder, or if tendered certificates are recorded in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed by any reason other than the transfer of Existing Notes to the Company or its order pursuant to the Exchange Offer, then the amount of such transfer taxes (whether imposed on the record holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption from taxes is not submitted with this Letter of Transmittal, the amount of transfer taxes will be billed directly to the tendering holder. Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

6. WAIVER OF CONDITIONS. The Company reserves the absolute right to amend or waive any of the specified conditions in the Exchange Offer in the case of any Existing Notes tendered.

7. MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES. Any holder whose certificates for Existing Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above, for further instructions.

8. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus or this Letter of Transmittal, may be directed to the Exchange Agent.

IMPORTANT: THIS LETTER OF TRANSMITTAL (TOGETHER WITH CERTIFICATES REPRESENTING TENDERED EXISTING NOTES OR A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS).